UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 26, 2007

The Manitowoc Company, Inc.
 (Exact name of registrant as specified in its charter)

Wisconsin	1-11978	39-0448110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2400 S. 44th Street, Manitowoc, Wisconsin 54221-0066

 (Address of principal executive offices including zip code)

(920) 684-4410

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year

On July 26, 2007, the Board of Directors of The Manitowoc Company, Inc. approved an amendment to its articles of incorporation to double the number of issued and unissued shares of its Common Stock, $.01 par value, and thereby to cause a two-for-one stock split of the Company’s Common Stock, without a change in the par value. The amendment was incorporated into Amended and Restated Articles of Incorporation of the Company, which were filed on August 1, 2007, and will become effective on August 31, 2007. The Company anticipates that one additional share of Common Stock will be distributed in book-entry form on each outstanding share of Common Stock on September 10, 2007 to shareholders of record on the effective date of the Amended and Restated Articles of Incorporation.

The Company’s Amended and Restated Articles of Incorporation are attached as Exhibit 99.1 and are incorporated herein by reference.

Item 8.01  Other Events

On July 26, 2007, The Manitowoc Company, Inc. (the “Company”) announced that the board of directors has authorized a two-for-one stock split of the Company’s outstanding common stock and a quarterly dividend of 4 cents per share pre-split (2 cents per share post-split), payable on September 10, 2007, to shareholders of record on August 31, 2007.

The Company’s press release announcing this is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Amended and Restated Articles of the Company
99.2	Company’s press release issued on July 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MANITOWOC COMPANY, INC.
(Registrant)

DATE: August 1, 2007	/s/ Maurice D. Jones
Maurice D. Jones
Senior Vice President, General Counsel and Secretary